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                                                                Exhibit 23.1 (a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 dated October 28, 2004 pertaining to the "ACS
- Tech 80 Ltd. President and Chief Executive Officer Incentive Grant" of ACS - Tech 80 Ltd. and to the incorporation by reference therein of our report dated July 14, 2004 with respect to the consolidated financial statements of ACS - Tech 80 Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Haifa, Israel
October 28, 2004